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                                                                      EXHIBIT 11


                      COMPUTATION OF LOSS PER COMMON SHARE


                                                                    YEAR ENDED JUNE 30,
                                                        -----------------------------------------
                                                           1997            1996           1995
                                                        ----------     ----------      ----------
Primary and Fully Diluted
Weighted average shares outstanding.................     7,048,967      3,685,705             100
                                                        ==========     ==========      ==========
Net (loss) income...................................    $ (859,214)    $ (475,351)     $      626
                                                        ==========     ==========      ==========
Net (loss) income per common share..................    $    (0.12)    $    (0.13)     $     6.26
                                                        ==========     ==========      ==========